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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 2003 relating to the financial statements and financial statement schedule, which appears in Quixote Corporation's Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
March 9, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS